Exhibit-10.2
COMSYS IT PARTNERS, INC.
AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN
FORM OF
STOCK OPTION AGREEMENT
     This Stock Option Agreement (the “Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between COMSYS IT Partners, Inc., a Delaware corporation (the “Company”), and the participant named below (the “Participant”). Capitalized terms not defined herein will have the meanings ascribed to them in the Company’s Amended and Restated 2004 Stock Incentive Plan (the “Plan”).

Participant:
Total Option Shares:
Exercise Price Per Share:	$
Date of Grant:	,
Expiration Date:	,
Type of Stock Option:	Nonqualified Stock Option
     1. Grant of Option. The Company hereby grants to Participant a non-qualified stock option (this “Option”) to purchase the total number of shares of Common Stock of the Company set forth above as Total Option Shares (the “Shares”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Agreement and the Plan. The Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.
     2. Exercise Period.
          2.1 Provided Participant continues to provide Continuous Service to the Company or any Subsidiary, the Option will become vested and exercisable as follows: ________________________________________________________________________________________________ ________________________________________________________________________________________________________ .. Except as provided in this Agreement, in any applicable employment agreement or in a resolution of the Company’s Compensation Committee, any unvested portion of the Option will not be exercisable on or after Participant’s termination of Continuous Service (the “Termination Date”) and will immediately terminate on such Termination Date.
          2.2 The Option will expire on the Expiration Date set forth above or earlier as provided in Section 2.1, 3, or 10 of this Agreement or, if applicable, pursuant to the terms of the Plan, including, without limitation, Sections 13(b) and/or 18 of the Plan.
     3. Termination of Continuous Service.
          3.1 If Participant’s Continuous Service is terminated, the Option will remain exercisable as follows:

               (a) If Participant’s termination of Continuous Service is due to death, any unvested portion of the Option will terminate and all vested Options will be exercisable by Participant’s designated beneficiary, or if none, the person(s) to whom such Participant’s rights under the Option are transferred by will or the laws of descendent and distribution for one (1) year following the Termination Date (but in no event beyond the term of the Option).
               (b) If Participant’s termination of Continuous Service is due to Disability, all unvested Options will terminate and all vested Options will be exercisable by Participant for one (1) year following the Termination Date (but in no event beyond the term of the Option).
               (c) If Participant’s termination of Continuous Service is due to termination for Cause, the Option will terminate on the Termination Date, regardless of whether the Option was then exercisable.
               (d) If Participant’s termination of Continuous Service is due to any other reason, all unvested Options will terminate on the Termination Date and all Options (to the extent exercisable as of the Termination Date) will be exercisable for a period of three (3) months following such Termination Date (but in no event beyond the term of the Option) and will thereafter terminate. The Participant’s status as an employee will not be considered terminated in the case of leave of absence agreed to in writing by the Company (including but not limited to military and sick leave); provided, however, that, such leave is for a period of not more than three (3) months or reemployment upon expiration of such leave is guaranteed by contract or statute.
          3.2 Nothing in the Plan or this Agreement will confer on Participant any right to the continuation of service with the Company, or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time.
     4. Manner of Exercise.
          4.1 A Participant (or in the case of exercise after Participant’s death or incapacity, Participant’s executor, administrator, heir or legatee, as the case may be) may exercise the Option by giving written notice of exercise to the Company in a form approved by the Company specifying the number of whole shares of Common Stock to be purchased; provided, however, that Participant must exercise the greater of 100 Shares or remaining number of Shares subject to the Option. Such notice must be accompanied by the payment in full of the Option exercise price with respect to the Shares to be purchased. The exercise price of the Option may be paid in the following manner: (a) cash or certified or bank check, (b) if established by the Company, through a “same day sale” commitment from the Participant and a broker-dealer that is acceptable to the Company that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total exercise price directly to the Company, (c) through additional methods prescribed by the Committee, all under such terms and conditions as deemed appropriate by the Committee in its discretion, or (d) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. A Participant’s subsequent transfer or disposition of any Common Stock acquired upon exercise of an Option will be subject to any Federal and state laws then applicable, specifically securities laws, and the terms and conditions of the Plan.
          4.2 Upon any exercise of the Option or under any other circumstances determined by the Committee in its sole discretion, the Company will have the right to require any Participant, and such Participant by accepting the Option hereby agrees, to pay to the Company the amount of any Federal, state, local income taxes or other taxes incurred by reason of the exercise of the Option that the Company may be required to withhold with respect thereto. Participant will pay to the Company such amount as the Company deems necessary to satisfy its minimum tax withholding obligation and such payment will be made: (i) in cash, (ii) to the extent authorized by the Committee, by having the Company retain shares which would otherwise be delivered upon exercise of an Option, (iii) to the extent authorized by the Committee, by delivering or attesting to ownership of Shares owned by the Participant for at least six (6) months prior to the exercise of such Option or (iv) by any combination of any such methods. For purposes hereof, Shares will be valued at Fair Market Value.
     5. Issuance of Shares. Except as otherwise provided in the Plan or this Agreement, as promptly as practicable after receipt of such written notification of exercise and full payment of the Exercise Price and any required income tax withholding, the Company will issue or transfer to Participant the number of Shares with respect to which the Option has been so exercised (less shares withheld in satisfaction of tax withholding obligations, if any), and will deliver to Participant a certificate or certificates therefor registered in Participant’s name.
     6. Company; Participant.
          6.1 The term “Company” as used in this Agreement with reference to Continuous Service will include the Company and its Subsidiaries, as appropriate.
          6.2 Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, the word “Participant” will be deemed to include such person or persons.
     7. Non-Transferability. The Option is not transferable by Participant otherwise than to a designated beneficiary upon death or by will or the laws of descent and distribution, and is exercisable during Participant’s lifetime only by the Participant. No assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent and distribution), will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.
     8. Rights as Shareholder. Participant will have no rights as shareholder with respect to any Shares until he or she has exercised the Option with respect to any Shares and become the holder of record of such Shares, and no adjustment will be made for dividends or distributions or other rights in respect of such Shares for which the record date is prior to the date upon which he or she becomes the holder of record thereof.
     9. Adjustments. The Option may be adjusted or terminated in any manner as contemplated by the Plan or this Agreement.
     10. Forfeiture. The Option is subject to the forfeiture provisions contained in Section 13(b) of the Plan.
     11. Compliance with Law. Notwithstanding any of the provisions hereof, Participant hereby agrees that he or she will not exercise the Option, and that the Company will not be obligated to issue or transfer any Shares to Participant hereunder, if the exercise hereof or the issuance or transfer of such Shares will constitute a violation by Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee will be final, binding and conclusive. The Company will in no event be obliged to register any securities pursuant to the Securities Act (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Option or the issuance or transfer of Shares pursuant thereto to comply with any law or regulation of any governmental authority.
     12. Notice. Every notice or other communication relating to this Agreement will be in writing, and will be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, however, that, unless and until some other address is so designated, all notices or communications by Participant to the Company will be mailed or delivered to the Company at 10700 Sikes Place, Suite 395, Charlotte, NC 28277, Attention General Counsel, and all notices or communications by the Company to Participant may be given to Participant personally or may be mailed to him or her at the address then maintained for Participant in the records of the Company.
     13. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.
     14. Plan. The terms and provisions of the Plan (as amended from time to time) are incorporated herein by reference, and Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the discretionary terms and provisions of the Plan and the provisions of this Agreement, this Agreement will govern and control.
     15. Tax Consequences. Set forth below is a brief summary as of the Effective Date of the Plan of some of the federal tax consequences relating to the exercise of the Option and the disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THE OPTION OR DISPOSING OF ANY SHARES.
          15.1 There may be a Federal income tax liability upon the exercise of the Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares purchased on the date of exercise over the Exercise Price therefor. If Participant is a current or former employee of the Company, the Company may be required to withhold from Participant’s compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.
          15.2 The following tax consequences may apply upon disposition of the Shares.
               (a) If the Shares purchased are held for less than 12 months after the date of the exercise of the Option, any gain realized on disposition of the Shares will be treated as short-term capital gain.
               (b) If the Shares purchased are held for more than 12 months after the date of the exercise of the Option, any gain realized on disposition of the Shares will be treated as long-term capital gain.
     16. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators and legal representatives.
[THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Participant has executed this Agreement in duplicate, effective as of the Date of Grant.

COMSYS IT PARTNERS, INC.		PARTICIPANT
By:
	Ken R. Bramlett, Jr.	(signature)
Senior Vice President

Printed Name